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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 13, 2006

                        FARMSTEAD TELEPHONE GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    001-12155               06-1205743
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)

     22 Prestige Park Circle, East Hartford, CT                  06108-3728
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (860) 610-6000

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE

      The Annual Meeting of the Stockholders of Farmstead Telephone Group, Inc. (the "Meeting") was held on July 13, 2006. The following proposals were approved at the Meeting by the required number of votes:

      Proposal #1 - To elect seven directors, each to serve a one-year term. The Company's current slate of six Directors - Messrs. Jean-Marc Stiegemeier (Chairman), George J. Taylor, Jr., Harold L. Hansen, Joseph J. Kelley, Hugh M. Taylor, and Ronald P. Pettirossi - were re-elected. In addition, the Company's Series A Preferred stockholders elected Mr. Christopher L. Rafferty.

      Proposal #2 - To ratify the selection, by the Board of Directors, of Carlin, Charron & Rosen, LLP as independent auditors of the Company for the year ending December 31, 2006.

      Proposal #3 - To approve an amendment to the Company's 2002 Stock Option Plan to increase the number of shares of Common Stock available for grants and awards from 2,300,000 to 3,300,000 shares.

      Proposal #4 - To approve an amendment to the Company's Certificate of Incorporation to change the corporate name of the Company from "Farmstead Telephone Group, Inc." to "One IP Voice, Inc.".

      On July 19, 2006 the Company issued a press release to announce these results. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

    99.1 Press release issued by Farmstead Telephone Group, Inc. dated July 19, 2006.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FARMSTEAD TELEPHONE GROUP, INC.

                                        By: /s/ Robert G. LaVigne
                                            -----------------------------------
                                            Robert G. LaVigne
                                            Executive Vice President &
                                            Chief Financial Officer

Date:  July 19, 2006